UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2012

SPUTNIK ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52366	52-2348956
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

3020 Bridgeway Suite 400
Sausalito, CA 94965
(Address of principal executive offices)

(415) 355-9500
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 5.01 Changes in Control of Registrant.

Pursuant to the terms of the Stock Purchase Agreement (“SPA”), as assigned, filed as Exhibit 10.2 to Form 8-K dated November 6, 2012, on November 16, 2012, Mr. Tony Gebbia acquired an aggregate of 180,000 shares of common stock, or approximately 60.96 percent of the issued and outstanding common stock, of Sputnik Enterprises, Inc., for $240,000.  The stock was sold 160,000 shares by Sputnik, Inc., David LaDuke, President and 20,000 shares by Michael T. Williams.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As provided in the SPA, Mr. LaDuke resigned as sole officer and director and was replaced by Mr. Gebbia a sole officer and director.  Mr. LaDuke informed the company that his resignation was in connection with the SPA.

Mr. Gebbia, age 43, is now our sole officer and director and became such in accordance with the terms of the SPA.

On August 15, 2011 he joined Armada Sports and Entertainment as Chief Operating Officer and currently holds the position of Chairman & CEO.  From May 2009 to March 2010, he was General Manager of T&B Equipment Company, a company in the business of Bleachers, Scaffolding, and Tent Flooring.  From February 1988 to May 2009, he was Event Manager/Event Director for Walt Disney Company.  Mr. Gebbia brings to the board a diverse career, most notably, gaining 21 years of experience at The Walt Disney Company, a world leader in family and sports entertainment. During his tenure at Disney, Mr. Gebbia was immersed in the Disney culture of Guest service, creativity and innovation and his experience includes transportation operations, theme park operations, administration, merchandise operations, finance, business development, international marketing, program development, telecast operations, domestic marketing and alliance marketing.  Mr. Gebbia created the Logistics Operation for Disney’s Wide World of Sports (now ESPN Wide World of Sports) and led the logistics teams for such events as the Walt Disney World Golf Classic and The Walt Disney World Marathon.  For eight years of his Disney career, Mr. Gebbia developed and oversaw signature events with multi-million dollar operating budgets, leading the project team of members from Finance, Entertainment, Operations, Talent Relations, Security, Legal, Business Development, Merchandise and Food and Beverage.  Mr. Gebbia’s other career experience includes convention sales and operations, restaurant operations and project management on such projects as the Doha Tribeca Film Festival, Doha, Qatar and on the build-out of several PGA Tour events.  Mr. Gebbia is currently on the Board of Directors of the non-profit Kids Beating Cancer and has been a member of the Board of Directors of the Woman’s Professional Billiards Association.

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. There are no family relationships between any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1  Stock Purchase Agreement incorporated by reference from Exhibit 10.2 to Form 8-K dated November 6, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

Sputnik Enterprises, Inc.

Date: November 16, 2012	By:	/s/ Tony Gebbia
Tony Gebbia
Chief Executive Officer and Director

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